PAUL, HASTINGS, JANOFSKY & WALKER LLP
                         345 CALIFORNIA ST., 29TH FLOOR
                         SAN FRANCISCO, CALIFORNIA 94104
                            TELEPHONE (415) 835-1600
                               FAX: (415) 217-5333

                                  May 11, 1999


Firsthand Funds
101 Park Center Plaza, Suite 1300
San Jose, California 95113

     Re:  The Technology Value Fund
          The Medical Specialists Fund
          The Technology Leaders Fund
          The Technology Innovators Fund

Ladies and Gentlemen:

          We have acted as counsel to Firsthand Funds, a Delaware business trust (the "Trust"), in connection with Post-Effective Amendment No. 7 to the Trust's Registration Statement on Form N-1A filed with the Securities and Exchange Commission (the "Post-Effective Amendment") and relating to the issuance by the Trust of an indefinite number of no-par value shares of beneficial interest (the "Shares") of four series of the Trust: The Technology Value Fund, The Medical Specialists Fund, The Technology Leaders Fund, and The Technology Innovators Fund (collectively, the "Funds").

          In connection with this opinion, we have assumed the authenticity of all records, documents and instruments submitted to us as originals, the genuineness of all signatures, the legal capacity of all natural persons, and the conformity to the originals of all records, documents, and instruments submitted to us as copies. We have based our opinion on the following:

          (a) the Trust's Declaration of Trust dated November 11, 1993, (the "Declaration of Trust") as amended on February 14, 1998, and the Trust's Certificate of Trust as filed with the Secretary of State of Delaware on November 8, 1993, as amended on December 27, 1993, as certified to us by an officer of the Trust as being true and complete and in effect on the date hereof;

          (b) the By-laws of the Trust, as amended on February 14, 1998, as certified to us by an officer of the Trust as being true and complete and in effect on the date hereof ;

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                                 Firsthand Funds
                                  May 11, 1999
                                     Page 2


          (c) resolutions of the Trustees of the Trust adopted at various meetings of the Trust authorizing the establishment of the Funds and the issuance of the Shares;

          (d) the Post-Effective Amendment; and

          (e) a certificate of an officer of the Trust as to certain factual matters relevant to this opinion.

          Our opinion below is limited to the federal law of the United States of America and the business trust law of the State of Delaware. We are not licensed to practice law in the State of Delaware, and we have based our opinion below solely on our review of Chapter 38 of Title 12 of the Delaware Code and the case law interpreting such Chapter as reported in Delaware Laws Annotated (Aspen Law & Business, 1999 Ed.) as updated on Westlaw through April 6, 1999. We have not undertaken a review of other Delaware law or of any administrative or court decisions in connection with rendering this opinion. We disclaim any opinion as to any law other than that of the United States of America and the business trust law of the State of Delaware as described above, and we disclaim any opinion as to any statute, rule, regulation, ordinance, order or other promulgation of any regional or local governmental authority.

          Based on the foregoing and our examination of such questions of law as we have deemed necessary and appropriate for the purpose of this opinion, and assuming that (i) all of the Shares will be issued and sold for cash at the per-share public offering price on the date of their issuance in accordance with statements in the Trust's Prospectus included in the Post-Effective Amendment and in accordance with the Declaration of Trust, (ii) all consideration for the Shares will be actually received by the Trust, and (iii) all applicable securities laws will be complied with, it is our opinion that, when issued and sold by the Trust, the Shares will be legally issued, fully paid and nonassessable.

          This opinion is rendered to you in connection with the Post-Effective Amendment and is solely for your benefit. This opinion may not be relied upon by you for any other purpose or relied upon by any other person, firm, corporation or other entity for any purpose, without our prior written consent. We disclaim any obligation to advise you of any developments in areas covered by this opinion that occur after the date of this opinion.

          We hereby consent to (i) the reference to our firm as Legal Counsel in the Prospectus and Statement of Additional Information included in the Post-Effective Amendment, (ii) the filing of this opinion as an exhibit to the Post-Effective Amendment, and (iii) the continued use of our prior legal opinions to the Trust.

                                      Very truly yours,

                                      /s/ Paul, Hastings, Janofsky & Walker LLP